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                                                                      EXHIBIT 11

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                            ARKANSAS BEST CORPORATION

                                                            THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                               SEPTEMBER 30                         SEPTEMBER 30
                                                          1997             1996             1997              1996
                                                     ------------      ------------      ------------      ------------
                                                                    ($ THOUSANDS, EXCEPT PER SHARE DATA)
PRIMARY:
Average shares outstanding .....................       19,556,633        19,508,620        19,521,860        19,512,509
Net effect of dilutive stock options -
  Based on the treasury stock method
    using average market price .................          491,579                --           186,558                --
                                                     ------------      ------------      ------------      ------------
Average common shares outstanding ..............       20,048,212        19,508,620        19,708,418        19,512,509
                                                     ============      ============      ============      ============
Income (loss) from continuing operations .......            9,258            (7,655)           16,115           (25,162)
Discontinued operations (loss) .................           (3,456)             (831)           (5,622)           (1,669)
                                                     ------------      ------------      ------------      ------------
Net income (loss) ..............................     $      5,802      $     (8,486)     $     10,493      $    (26,831)
Less: Preferred stock dividends ................            1,075             1,074             3,224             3,224
                                                     ------------      ------------      ------------      ------------
Net income (loss) applicable

  to common shareholders .......................     $      4,727      $     (9,560)     $      7,269      $    (30,055)
                                                     ============      ============      ============      ============
Per common and common equivalent share:
  Income (loss) from continuing operations

     Per common share ..........................     $        .41      $       (.45)     $        .65      $      (1.45)
  Discontinued operations (loss) per common
     Share .....................................             (.17)             (.04)             (.29)             (.09)
                                                     ------------      ------------      ------------      ------------
  Net income (loss) per common share ...........     $       . 24      $      (0.49)     $        .36      $      (1.54)
                                                     ============      ============      ============      ============

FULLY DILUTED:
Average shares outstanding .....................       19,556,633        19,508,620        19,521,860        19,514,453
Net effect of dilutive stock options -
  Based on the treasury stock method
    using closing market price .................          600,352                --           600,352                --
Conversion of preferred stock (1) ..............        3,796,852
                                                     ------------      ------------      ------------      ------------
Average common shares outstanding ..............       23,953,837        19,508,620        19,708,418        19,512,509
                                                     ============      ============      ============      ============

Income (loss) from continuing operations .......            9,258            (7,655)           16,115           (25,162)
Discontinued operations (loss) .................           (3,456)             (831)           (5,622)           (1,669)
Net income (loss) ..............................     $      5,802      $     (8,486)     $     10,493      $    (26,831)
Less: Preferred stock dividends ................               --             1,074             3,224             3,224
                                                     ------------      ------------      ------------      ------------
Net income (loss) applicable
  to common shareholders (1) ...................     $      5,802      $     (9,560)     $      7,269      $    (30,055)
                                                     ============      ============      ============      ============
Per common and common equivalent share:
  Income (loss) from continuing operations
     Per common share ..........................     $        .39      $       (.45)     $        .65      $      (1.45)
  Discontinued operations (loss) per common
     Share .....................................             (.14)             (.04)             (.29)             (.09)
                                                     ------------      ------------      ------------      ------------
Per common and common equivalent share:
  Net income (loss) per common share ...........     $        .25      $      (0.49)     $        .36      $      (1.54)
                                                     ============      ============      ============      ============

(1) Net income applicable to common shareholders for the third quarter of 1997 in the fully diluted calculation includes preferred dividends due to the assumed conversion. Conversion of outstanding preferred stock into common would be anti-dilutive for all other periods presented.